ACQUISITION AGREEMENT

This ACQUISITION AGREEMENT is entered into and made effective as of the 22nd day of October, 2012 by and between Élan Energy & Water, Inc., a Florida corporation ("Élan" or “Seller”) and Alternative Energy Partners, Inc. Inc, a Florida Corporation ("AEGY").

WHEREAS, Seller has entered into an agreement to acquire certain mining claims, interests and assets located on 160 acres of land in Safford, Arizona, as identified in Schedule “1” hereto (the “Assets”), and to transfer those Assets to its wholly-owned acquisition subsidiary, Safford Acquisition I Corp., an Arizona corporation (“SAC”); and,

WHEREAS, Seller has received a valuation report valuing the mineral interests included in the Assets at an in-ground price of in excess of $650 million; and

WHEREAS, considerable cost and expense must be incurred to extract, refine, transport and sell the minerals located in the Assets; and

WHEREAS, upon the terms and conditions set forth below, Seller desires to sell all of the outstanding shares of SAC to AEGY, such that, following such transaction, SAC will be a wholly-owned subsidiary of AEGY.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

1.    SALE AND PURCHASE OF SHARES.

1.1

PURCHASE.  Subject to the terms and conditions herein set forth, AEGY hereby agrees to acquire and Seller hereby agrees to transfer one hundred percent (100%) of the outstanding shares of SAC to AEGY (the “Acquisition”).

1.2

CONSIDERATION.  The consideration for the outstanding shares of SAC shall be:

a)

One Hundred Million (100,000,000) restricted and unregistered shares of common stock of AEGY (“AEGY Common Shares”) following the effective date of the pending 100:1 reverse split of the common stock of AEGY; and

b)

Working capital funding for the extraction, refining, transport, marketing and sale of all metals and other commodities refined from the Assets; and

c)

Assumption by SAC of the Management and Operations Consulting Agreement between Safford Mineral Acquisition Corp. and W.O.B Equities Corp. pursuant to which W.O.B. Equities Corp. will assist and advise on the refining, extraction, transportation, marketing and sale of the minerals in return for consulting fees equal to one-third (1/3) of the net profit from the extraction and sale of the minerals; and

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d)

A running royalty from SAC equal to ten (10) percent of the net profit (after taking into account the payments due under Item 1.2 (c) above), to SAC from the refining, extraction, transportation, marketing and sale of the minerals included in the Assets,

2.  REPRESENTATIONS AND WARRANTIES

2.1

REPRESENTATIONS AND WARRANTIES OF AEGY.  AEGY represents and warrants as follows:

a)

ORGANIZATION AND GOOD STANDING.  AEGY is a Corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and is qualified to do business as a foreign company in each jurisdiction, if any, in which its property or business requires such qualification.

b)

 AUTHORITY.  AEGY has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

c)

AUTHORIZATION.  Execution of this Agreement has been duly authorized and approved by the AEGY Board of Directors.

d)

LITIGATION.  To the knowledge of AEGY, there are no pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceedings or investigations, threatened or contemplated against AEGY or against any of its officers except as disclosed in AEGY’s SEC filings.

e)

TAX RETURNS.  Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by AEGY for all years for which such returns are due unless an extension for filing any such return has been filed.  Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for.

f)

NO VIOLATION.  Consummation of the acquisition contemplated herein will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of AEGY is subject to or by which AEGY is bound.

   g)

FINANCIAL STATEMENTS. AEGY has furnished or made available to Elan (or will do so within 5 business days of the execution of this Agreement) true and complete copies of the financial statements of AEGY for all periods since its inception up to July 31, 2012 (the “AEGY Financial Statements”), and AEGY shall furnish or make available to AEGY true and complete copies of AEGY financial statements for all

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periods up to and including the Closing Date. The AEGY Financial Statements fairly present in all material respects the consolidated financial condition and the results of operations of AEGY as at the respective dates thereof and for the periods indicated therein (subject, to year-end adjustments).

   h)

INTELLECTUAL PROPERTY. AEGY owns, or is licensed or otherwise possesses adequate rights to use, all of the Intellectual Property that is material to the current business of and used by AEGY as of the date hereof (collectively, the “AEGY Intellectual Property”) in the manner that it is currently used by AEGY, and such ownership, licenses and rights will not be affected by the consummation of the transactions contemplated by this Agreement, except as disclosed on Schedule B.

   i)

INTERESTS OF OFFICERS AND DIRECTORS. Other than as set forth in Schedule 2.2(i), none of the shareholders, officers or directors of AEGY, including Seller, has any interest in any property, real or personal, tangible or intangible, used in the business of AEGY, or in any supplier, distributor or customer of AEGY, or any other relationship, contract, agreement, arrangement or understanding with AEGY and any and all such interests existing at the date of this Agreement shall belong exclusively to AEGY at Closing.

    j)

BROKER’S FEES. AEGY has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

   k)

CORPORATE DOCUMENTS.  AEGY has provided or will provide Élan with true and correct copies of all of AEGY’s corporate documents, including but not limited to AEGY’s Articles of Incorporation, Bylaws and minutes for the past two years.

    l)

CAPITALIZATION.

 (1)    The authorized capital stock of AEGY consists of 250,000,000 shares of AEGY Common Stock $0.001 par value and 5,000,000 preferred shares, par value $0.001. At August 31, 2012, (i) 184,877,289 shares of AEGY Common Stock and 1,000,000 shares of Series A Convertible Preferred Stock, having total voting power of 51 percent of the total voting power, were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights; (ii) no shares of AEGY were reserved for issuance upon the exercise of outstanding options, warrants or other rights to purchase shares except as listed on Schedule 2.1(l); and (iii) no shares of AEGY stock were held in the treasury of AEGY.  Except as set forth above, as of the date hereof, no shares or other voting securities of AEGY are issued, reserved for issuance or outstanding and no shares or other voting securities of AEGY shall be issued or become outstanding after the date hereof.  There are no bonds, debentures, notes, warrants, or other indebtedness or securities of AEGY that have the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any

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matters on which stockholders of AEGY may vote, other than as disclosed on Schedule 2.1(l).

(2)

AEGY has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of AEGY stock, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.  There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of AEGY except as disclosed herein.  None of the outstanding equity securities or other securities of AEGY was issued in violation of the Securities Act of 1933 or any other legal requirement.

(3)

The Board of Directors of AEGY has approved a share reduction of the common shares of AEGY under Florida law, under which both the number of issued and outstanding shares and the authorized common shares will be reduced by a factor of 100 for 1, as a result of which the outstanding common shares, based on the common shares issued as of August 31, 2012, will be reduced to 1,848,773 shares and the authorized shares of common stock will be reduced to 2,500,000 shares.

2.2

REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants as follows:

a)

ORGANIZATION AND GOOD STANDING. SAC is or will be at Closing a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona, and is or will be qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

b)

CORPORATE AUTHORITY.  SAC has all requisite corporate power and authority to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

c)

AUTHORIZATION.  Execution of this Agreement has been duly authorized and approved by Seller.

d)

LITIGATION.  To the knowledge of Seller, there are no pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against SAC or against any of its officers.

e)

TAX RETURNS.  Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by SAC for all years for which such returns are due unless an extension for filing any such return has been filed.  Any and all federal, state, county, municipal, local, foreign and other taxes and assessments,

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including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for.

f)

NO VIOLATION.  Consummation of the acquisition contemplated herein will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of SAC is subject to or by which SAC is bound.

   g)

INTERESTS OF OFFICERS AND DIRECTORS. Other than as set forth herein, none of the shareholders, officers or directors of SAC or Seller has any interest in any property, real or personal, tangible or intangible, used in the business of SAC, or in any supplier, distributor or customer of SAC, or any other relationship, contract, agreement, arrangement or understanding with SAC.

   h)

BROKER’S FEES. SAC and Seller have not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

   i)

CORPORATE DOCUMENTS.  SAC has provided or will provide AEGY with true and correct copies of all of SAC’s corporate documents, including but not limited to SAC’s Articles of Incorporation, Bylaws and minutes.

3.  CONDITIONS PRECEDENT

3.1

Conditions to Each Party’s Obligations. The respective obligations of each Party hereunder shall be subject to the satisfaction prior to or at the Closing of the following conditions:

a)

No Restraints. No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or governmental entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect.

b)

Legal Action. There shall not be pending or threatened in writing any action, proceeding, or other application before any court or governmental entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

3.2

Conditions to Seller’s Obligations. The obligations of Seller shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Seller:

a)

Representatives and Warranties of AEGY. The representations and warranties of AEGY set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for

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in this Agreement. “Material Adverse Effect” for purposes of this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, financial condition, or results of operation of the entity.

b)

Performance of Obligations of AEGY. AEGY shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

c)

Existing Business.  The Assets shall have been acquired by Seller and shall be transferred and assigned to SAC at or before Closing, pursuant to a separate acquisition agreement between Élan and the seller of the Assets to Élan.

d)

Consulting Agreement.  SAC shall have assumed the obligations of the Management and Operations Consulting Agreement between Safford Mineral Acquisition Corp. and W.O.B Equities Corp. or shall have entered into a new similar consulting agreement, providing for a one third net profit interest to W.O. B. Equities and operations and management consulting services to be performed by W.O. B. Equities for SAC relating to the Assets, on terms acceptable to SAC.

e)

Reverse Split.  AEGY shall have complied with all regulatory requiremtns and shall have completed the 1 for 100 reverse split of its common stock and shall thereafter amended its Articles of Incorporation to increase its authorized capital to 500 million shares of common stock, par value $0.001, and 10 million shares of preferred stock, par value $0.001.

3.3

Conditions to AEGY’s Obligations. The obligations of AEGY shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by AEGY:

a)

Representatives and Warranties of Seller and SAC. The representations and warranties of Seller and SAC set forth in this Agreement shall be rue and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement, or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

b)

Performance of Seller and SAC. Seller and SAC shall have performed all agreements and covenants required to be performed by them under this Agreement prior to Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

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c)

Amendment by AEGY.  AEGY shall have amended its Articles of Incorporation to increase the number of shares of common stock it is authorized to issue to 500 million shares, including all regulatory requirements for such an amendment.

4. CLOSING AND DELIVERY OF DOCUMENTS

4.1

Time and Place. The Closing of the transaction contemplated by this Agreement shall take place at the offices of AEGY or Élan, unless otherwise agreed by the Parties, immediately upon the full execution of this Agreement, the satisfaction of all conditions and specifically the delivery of all required documents, or at such other time and place as the Parties mutually agree upon.  All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.  The date of Closing may be accelerated or extended by agreement of the parties.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

4.2

Deliveries by AEGY. At Closing, AEGY shall make the following deliveries to Seller:

a)

Stock certificates issued to or as directed by Seller as provided in Section 1.2 herein;

b)

Certified resolutions of the Board of Directors of AEGY authorizing the execution and performance of this Agreement;

c)

Certified copies of an amendment to its Articles of Incorporation authorizing it to issue up to 500 million shares of common stock and 10 million shares of preferred stock.

4.3

Deliveries by Seller. At Closing, Seller shall make the following deliveries to AEGY:

a)

Stock certificates representing the ownership interest in SAC, fully endorsed in blank for transfer

b)

Certified resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement and the delivery of the Closing deliveries to AEGY.

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c)

An assumption agreement for the Management and Operations Consulting Agreement between Safford Mineral Acquisition Corp. and W.O.B Equities Corp. or a new operations and management agreement on terms acceptable to it, to be executed on behalf of SAC.

5.  INDEMNIFICATION AND ARBITRATION

5.1.

Indemnification. The Seller and SAC, on the one hand, and AEGY, on the other hand, (each party, “Indemnifying Party”) shall agree to indemnify, and hold harmless the other party (“Indemnified Party”) from any and all claims, demands, liabilities, damages, losses, costs and expenses that the other party shall incur or suffer, including attorneys fees and costs, that arise, result from or relate to any breach of, or failure by Indemnifying Party to perform any of their respective representations, warranties, covenants, or agreements in this Agreement or in any exhibit, addendum, or any other instrument furnished by the Indemnifying Party under this Agreement.

5.2

Arbitration & Governing Law. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this Agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Florida.

a)

The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the State of Florida.  Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

b)

The law applicable to the arbitration and this Agreement shall be that of the State of Florida, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

c)

The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order.  The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

d)   Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

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e)   Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement.  Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

f)   In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

g)  The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

h)  It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

6.  TERMINATION AND AMENDMENT

6.1    Termination. This Agreement may be terminated:

(a)    by mutual consent of SAC, Seller and AEGY at any time prior to Closing;

(b)    by either AEGY or Seller if the Closing shall not have occurred on or before December 15, 2012; provided, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Acquisition to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)    by AEGY at any time prior to Closing, if SAC and Seller shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth therein not to be satisfied and such breach shall not have been cured within 5 Business Days of receipt by SAC and Seller of written notice of such breach (provided that the right to terminate this Agreement by AEGY shall not be available to AEGY if AEGY is at that time in material breach of this Agreement);

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(d)    by SAC and Seller at any time prior to Closing, if AEGY shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth therein not to be satisfied and such breach shall not have been cured within 5 Business Days of receipt by AEGY of written notice of such breach (provided that the right to terminate this Agreement by SAC and Seller  shall not be available to SAC and Seller if SAC and Seller are at that time in material breach of this Agreement);

(e)    by either AEGY or SAC and Seller if at any time prior to Closing any permanent injunction or other order of a court or other competent authority preventing the consummation of the transaction shall have become final and nonappealable.

6.2    Effect of Termination. If this Agreement is terminated as provided in Section 6.1, there shall be no liability or obligation on the part of any of the Parties or their respective officers, directors, stockholders or Affiliates unless expressly provided to the contrary elsewhere in this Agreement.

6.3    Expenses and Termination Fee.

Whether or not the Acquisition is consummated, all costs and expenses incurred by AEGY or SAC and Seller  in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of their advisers, agents, accountants and legal counsel) shall be paid by the Party incurring such expense.

6.4    Amendment. The Parties may cause this Agreement to be amended or extended at any time by execution of an instrument in writing signed on behalf of each of the Parties; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of Company, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires further approval under applicable law.

6.5    Extension; Waiver. At any time prior to the Effective Time any Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto intended for such Party’s benefit, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

7.  GENERAL PROVISIONS.

7.1

FURTHER ASSURANCES.  From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

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7.2

WAIVER.  Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

7.3

BROKERS.  Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

7.4

NOTICES.  All notices and other communications hereunder shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, as follows:

If to AEGY to:

Alternative Energy Partners, Inc.

1365 N. Courtenay Parkway, Suite A

Merritt Island, FL 32953

Attention: Kelvin Pan, CEO

If to SAC and Seller, to:

Élan Energy & Water, Inc

P.O. Box 6162

Burbank, CA 91510

Attention: Henry Jan

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail, such notice shall be deemed given upon receipt and delivery or refusal.

7.5

ASSIGNMENT.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

7.6

COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

7.7

REVIEW OF AGREEMENT.  Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel.  In the interpretation of this

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Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

7.8

SCHEDULES.  All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

ÉLAN ENERGY & WATER, INC

BY:

HENRY JAN

CEO

ALTERNATIVE ENERGY PARTNERS, INC.

BY:_____________________

       KELVIN PAN

 CEO

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